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                                                                    EXHIBIT 23.5

                                                    August 7, 1997

The Board of Directors
Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44112

     Re: Proxy Statement/Prospectus of Haverfield Corporation and Charter One Financial, Inc. Regarding Merger.

Gentlemen:

     We consent to the reference to our Firm under the caption "Legal Matters" in the captioned Proxy Statement/Prospectus as respects our representation of Haverfield Corporation with respect to the matters referenced therein.

                                                    Very truly yours,

                                                    /s/ Hahn Loeser Parks